UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2006

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19986	94-3061375

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Forbes Boulevard
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
(650) 266-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 5.1

Item 1.01. Entry into a Material Definitive Agreement
On September 7, 2006, Cell Genesys, Inc. (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC (the “Underwriter”) relating to the sale of 5,750,000 shares of the Company’s common stock at $4.40 per share, which the Company estimates will result in net proceeds of approximately $25 million, after deducting offering fees and expenses. The Company has also granted to the Underwriter a 30-day option to purchase up to an additional 862,500 shares of common stock at $4.40 per share to cover over-allotments. The offering of the shares is being made by means of a prospectus dated February 6, 2003 and prospectus supplement dated September 7, 2006, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-102122). The offering is scheduled to close on September 13, 2006, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 7, 2006 by and between Cell Genesys and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.
By:	/s/ Sharon E. Tetlow
Sharon E. Tetlow
Senior Vice President and Chief Financial Officer

Date: September 8, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 7, 2006 by and between Cell Genesys and Credit Suisse Securities (USA) LLC.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, included in Exhibit 5.1